UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 16, 2006

The Goodyear Tire & Rubber Company
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1144 East Market Street, Akron, Ohio		44316-0001
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	330-796-2121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On June 16, 2006, management of The Goodyear Tire & Rubber Company ("we" or "our" or "the company") committed to a restructuring plan to exit certain segments of the private label tire manufacturing and distribution business in North America. The action affects approximately 10 private label brands that are currently manufactured by the company and are sold by a small number of wholesale customers to tire retailers. In 2005, this segment of the private label business represented approximately $300 million in sales and about eight million units manufactured in five North American plants, or approximately one-third of the company’s private label position overall. The restructuring plan is intended to further the company’s strategy of selectivity in its choice of private label business opportunities.

In connection with the restructuring plan, the company expects to reduce manufacturing capacity in North America. However, as of the date of this Form 8-K, management has not determined which facilities will be impacted by the plan and is not in a position to estimate the amount or range of amounts expected to be incurred in connection with the plan or the amount or range of amounts of any potential charges or related cash outlays. It is anticipated that the principal categories of costs to be incurred will consist of termination and severance costs, and other employee benefit related costs. We will provide such information in the form of an amendment to this Form 8-K as the actions are further developed and implemented.

Safe Harbor Statement

Certain information contained in this report may constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements. There are a variety of factors, many of which are beyond the company’s control, which affect its operations, performance, business strategy and results and could cause its actual results and experience to differ materially from the expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to, actions and initiatives taken by both current and potential competitors, increases in the prices paid for raw materials and energy, the company’s ability to realize anticipated savings and operational benefits from its cost reduction initiatives, potential adverse consequences of litigation involving the company, pension plan funding obligations, the company’s collective bargaining negotiations with the United Steelworkers as well as the effects of more general factors such as changes in general market or economic conditions or in legislation, regulation or public policy. Additional factors are discussed in the company’s filings with the Securities and Exchange Commission, including the company’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Goodyear Tire & Rubber Company

June 21, 2006	By:	Richard J. Kramer

Name: Richard J. Kramer
Title: Executive Vice President and Chief Financial Officer